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CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

Company No. 5303862

The Registrar of Companies for England and Wales hereby certifies that

CAPITAL & COUNTY INSURANCE BROKERS LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 3rd December 2004

N05303862Q

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985